Exhibit 99.1

ARMOUR RESIDENTIAL REIT, INC. REPORTS 13.8%

ANNUALIZED ROE FROM TAXABLE REIT INCOME FOR Q1 2013

VERO BEACH, FL – May 2, 2013 -- ARMOUR Residential REIT, Inc. (NYSE: ARR, ARR PrA, and ARR PrB; NYSE MKT: ARR.WS) (“ARMOUR” or the “Company”) today announced financial results for the quarter ended March 31, 2013.

First Quarter 2013 Highlights and Financial Information

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Estimated taxable REIT income was approximately $86.0 million representing 13.8% annualized yield on Q1 2013 weighted average paid-in capital

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Common dividends paid were $79.8 million or $0.24 per Common share of record

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Preferred dividends paid were $2.5 million

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Core Income was approximately $67.5 million or $0.18 per Common share

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GAAP income was approximately $102.3 million or $0.27 per Common share

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Realized gains on Agency Securities sales totaled $18.5 million or $0.05 per Common share as compared to $20.5 million or $0.07 per Common share in Q4 2012

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Core Income represents 10.8% annualized yield on Q1 2013 weighted average paid-in capital

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Average yield on assets was 2.33% and average net interest margin was 1.35%

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Annualized average principal repayment rate (CPR) was 15.7%

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Stock outstanding as of March 31, 2013:

Common - 374,053,198 shares

Series A Preferred - 2,180,572 shares

Series B Preferred - 5,650,000 shares

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Book Value (shareholders’ equity) as of March 31, 2013 was $2.7 billion or $6.69 per Common share

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Paid-in capital as of March 31, 2013 was $2.8 billion or $6.95 per Common share

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The ARMOUR Residential REIT, Inc. monthly “Company Update” can be found at www.armourreit.com

Q1 2013 Results

Taxable REIT Income and Core Income

Estimated taxable REIT income for the quarter ended March 31, 2013, was approximately $86.0 million. The weighted average paid-in capital for the quarter ended March 31, 2013, was $2.5 billion. The estimated taxable REIT income represents an annualized return on weighted average paid-in capital for the quarter of 13.8%. The Company distributes dividends based on its estimate of taxable earnings, not based on earnings calculated in accordance with Generally Accepted Accounting Principles (GAAP). Taxable REIT income and GAAP earnings will differ primarily because of the non-taxable unrealized changes in the value of the Company’s derivatives, which the company uses as hedges. These unrealized gains/losses are included in GAAP earnings, whereas unrealized valuation changes are not included in taxable income.

Core Income for the quarter ended March 31, 2013, was $67.5 million. “Core Income” represents a non-GAAP measure and is defined as net income excluding impairment losses, gains or losses on sales of securities and early termination of derivatives, unrealized gains or losses on derivatives and certain non-recurring expenses.  Core Income may differ from GAAP earnings as GAAP earnings include the unrealized gains or losses of the Company’s derivative instruments and the gains or losses on Agency Securities.

GAAP Earnings

For the purposes of computing GAAP net income, the change in fair value of the Company’s derivatives is reflected in current period net income, while the change in fair value of its Agency Securities is reflected in its consolidated statement of comprehensive income. Due to the rise in interest rates during the quarter, the corresponding unrealized gain on derivatives was $16.3 million. GAAP net income for the first quarter of 2013 was $102.3 million, including realized gains on the sales of Agency Securities of $18.5 million.

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ARMOUR Residential REIT, Inc. Reports 13.8% Annualized ROE from Taxable

REIT Income for Q1 2013

May 2, 2013

Dividends

The Company paid dividends of $0.08 per Common share of record for each month of the quarter, resulting in payments to common stockholders of $79.8 million. The Company also paid monthly dividends of $0.17 per outstanding share of Series A Preferred Stock resulting in payments to Series A Preferred stockholders of $1.1 million. For the quarter ended March 31, 2013, the Company paid initial dividends of $0.25 per outstanding share of Series B Preferred Stock, resulting in payments to Series B Preferred stockholders of $1.4 million. The Company had estimated taxable REIT income available to pay dividends of $86.0 million in Q1 2013.

Per Share Amounts

Per Common share amounts are net of applicable Preferred Stock dividends and liquidation preferences.  The denominators used to calculate per Common share amounts as of March 31, 2013 and for the quarter then ended reflect the dilutive effects of unvested stock awards.  Such effects are not material.

Portfolio

The Company’s portfolio consisted of Fannie Mae, Freddie Mac and Ginnie Mae mortgage securities and was valued at $24.3 billion as of March 31, 2013.  During the first quarter of 2013, the annualized yield on average assets was 2.33%, and the annualized cost of funds on average liabilities (including realized cost of hedges) was 0.98%, resulting in a net interest spread of 1.35% for the quarter.

The $24.3 billion portfolio of Agency Securities at March 31, 2013 consisted of 92.2% fixed rate Agency Securities and 7.8% ARMs and Hybrid ARMs.  The Company defines “Hybrid ARMs” as adjustable rate Agency Securities with longer than 18 months to rate reset and “ARMs” as adjustable Agency Securities with rate resets shorter than 19 months.

Portfolio Financing, Leverage and Interest Rate Hedges

As of March 31, 2013, the Company financed its portfolio with approximately $24.8 billion of borrowings under repurchase agreements.  The Company’s debt to equity ratio, as measured to paid-in capital, as of March 31, 2013, was 8.85 to 1. The Company’s debt-to-total shareholder equity ratio as of March 31, 2013, was 9.17 to 1.

As of March 31, 2013, the following information was available related to the Company’s interest rate risk and hedging activities: the Company’s repurchase agreements had a weighted-average maturity of approximately 36 days. The Company had a notional amount of $12.3 billion of various maturities of interest rate swap contracts with a weighted average swap rate of 1.4%.  The Company had a notional amount of $1.6 billion of various maturities of swaptions with a weighted average swap rate of 2.1%. The Company had a notional amount of $99.0 million of various maturities of Eurodollar futures contracts sold at a weighted average swap equivalent rate of 1.9%.

Management Fee

ARMOUR’s management fee is 1.5% (per annum) of gross equity raised up to $1 billion and 0.75% (per annum) of gross equity raised above $1.0 billion.  As of March 31, 2013, ARMOUR’s effective management fee was 1.01% based on gross equity raised. Economies of scale are achieved as the Company’s equity continues to increase.

Regulation G Reconciliation

Taxable REIT income is calculated according to the requirements of the Internal Revenue Code rather than GAAP. ARMOUR plans to distribute at least 90% of its taxable REIT income in order to maintain its tax qualification as a REIT. ARMOUR believes that taxable REIT income is useful to investors because taxable REIT income is directly related to the amount of dividends the Company is required to distribute in order to maintain its REIT tax qualification status.  Core income also excludes gains and losses on security sales.  However, because taxable REIT income and Core income are incomplete measures of the Company’s financial performance and involve differences from net income computed in accordance with GAAP, taxable REIT income and Core income should be considered as supplementary to, and not as a substitute for, ARMOUR’s net income computed in accordance with GAAP as a measure of the Company’s financial performance.

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ARMOUR Residential REIT, Inc. Reports 13.8% Annualized ROE from Taxable

REIT Income for Q1 2013

May 2, 2013

The following table reconciles ARMOUR’s consolidated results from operations to taxable REIT income and Core income for the quarter ended March 31, 2013:

Quarter Ended March 31, 2013
(in millions)
GAAP net income	$102.3
Unrealized gain on derivatives	(16.3)
Estimated taxable REIT income	$86.0
Gain on sale of Agency Securities	(18.5)
Core Income	$67.5

Common Stock

On February 20, 2013, the Company completed the sale of 65,000,000 shares of common stock in a follow-on public offering at a price of $6.75 per share during the first quarter 2013. The Company also issued 10,110 shares of common stock during the first quarter of 2013 under its dividend reinvestment plan at a weighted average price of $6.64 per share. As of March 31, 2013, there were 374,053,198 common shares outstanding, an increase of 21.0% from December 31, 2012.

Preferred Stock

On February 12, 2013, the Company completed the sale of 5,400,000 shares of its 7.875% Series B Cumulative Preferred Stock (“Series B Preferred Stock”) at $25.00 per share, for an aggregate total of $135.0 million.  Net proceeds after underwriting fees and expenses were approximately $130.5 million. On February 20, 2013, the Company sold 250,000 shares of the additional 810,000 shares of Series B Preferred Stock available under the overallotment option.  As of March 31, 2013, there were 5,650,000 shares of Series B Preferred Stock outstanding.

The Company issued 174,961 shares of our 8.25% Series A Cumulative Preferred Stock (“Series A Preferred Stock”) in at-the-market offerings at a weighted average price of $25.51 per share during the first quarter of 2013.  As of March 31, 2013, there were 2,180,572 shares of Series A Preferred Stock outstanding, an increase of 8.7% from December 31, 2012.

ARMOUR Residential REIT, Inc.

ARMOUR is a Maryland corporation that invests in residential mortgage backed securities issued or guaranteed by U.S. Government-sponsored entities. Our portfolio consists primarily of securities backed by fixed rate, hybrid adjustable rate, and adjustable rate home loans.  ARMOUR is externally managed and advised by ARMOUR Residential Management LLC, an investment advisor registered with the Securities and Exchange Commission (“SEC”). ARMOUR Residential REIT, Inc. intends to qualify and has elected to be taxed as a REIT under the Internal Revenue Code for U.S. federal income tax purposes.

Safe Harbor

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995.  Actual results may differ from expectations, estimates and projections and, consequently, you should not rely on these forward looking statements as predictions of future events.  Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements.  These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Additional information concerning these and other risk factors are contained in the Company's most recent filings with the SEC.  All subsequent written and oral forward-looking statements concerning the Company are expressly qualified in their entirety by the cautionary statements above.  The Company cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made.  The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in their expectations or any change in events, conditions or circumstances on which any such statement is based.

- MORE -

ARMOUR Residential REIT, Inc. Reports 13.8% Annualized ROE from Taxable

REIT Income for Q1 2013

May 2, 2013

Additional Information and Where to Find It

Investors, security holders and other interested persons may find additional information regarding the Company at the SEC’s Internet site at http://www.sec.gov/, or the Company website www.armourreit.com or by directing requests to: ARMOUR Residential REIT, Inc., 3001 Ocean Drive, Suite 201, Vero Beach, Florida 32963, Attention: Investor Relations.

CONTACT: Investor Contact: investors@armourreit.com

James R. Mountain

Chief Financial Officer

ARMOUR Residential REIT, Inc.

(772) 617-4340

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